UNITED STATES

                SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.   20549

                            FORM 8-K

                         CURRENT REPORT

   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 4, 1998

                         Steritek, Inc.
     (Exact name of registrant as specified in its charter)

         New Jersey                 0-12547             22-2243703
(State or other jurisdiction of   (Commission         (I.R.S. Employer
incorporation or organization)    File Number)       Identification No.)

                      121 Moonachie Avenue
                      Moonachie, NJ  07074
            (Address of principal executive offices)
                           (Zip Code)

                        (201) 460-0500
   (Registrant's telephone number, including area code)


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Item 5. Other Events

     Steritek is pleased to announce that as of December 4, 1998 it entered into an Agreement and Plan of Merger ("Agreement") with Quality Packaging Specialists, Inc. ("QPSI"). Pursuant to that Agreement, QPSI proposes to acquire all of the issued and outstanding shares of Steritek Common Stock for $5,555,155.40, or approximately $1.39 per share. The purchase price is to be paid in cash at closing to all Steritek shareholders except Albert J. Wozniak. Mr. Wozniak, who holds approximately 65% of Steritek common stock, will receive cash and a promissory note.

     The transaction is subject to numerous conditions, including the requisite approval of Steritek shareholders, the receipt by Steritek of an opinion that the financial terms of the transaction are fair to its shareholders, and QPSI's ability to arrange at least $2,200,000 in financing to consummate the transaction. If all conditions are met, the transaction is expected to close on or about March 1, 1999.

                 STERITEK, INC. AND SUBSIDIARIES

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Steritek, Inc.


                              By/s/ James K. Wozniak


                                James K. Wozniak, Vice President,
                                 Chief Financial Officer and
                                 Secretary (principal financial
                                 and accounting officer)

Date: December 15, 1998